Exhibit 11


                           Telephone and Data Systems, Inc.
                       Computation of Earnings Per Common Share
                       (in thousands, except per share amounts)


   Three Months Ended June 30,                          1994          1993
   ----------------------------------------------------------------------------

   Primary Earnings
     Net Income                                      $  14,320      $  8,967
     Dividends on Preferred Shares                        (510)         (596)
                                                     ---------      --------
     Net Income Available to Common                  $  13,810      $  8,371
                                                     =========      ========

   Primary Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                       52,690        46,197
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              176           272
        Convertible Preferred Shares                       309           ---
        Common Shares Issuable                              42           ---
                                                     ---------      --------
     Primary Shares                                     53,217        46,469
                                                     =========      ========

   Primary Earnings per Common Share                 $     .26      $    .18
                                                     =========      ========

   Fully Diluted Earnings*
     Net Income                                      $  14,320      $  8,967
     Dividends on Preferred Shares                        (446)         (596)
                                                     ---------      --------
     Net Income Available to Common                  $  13,874      $  8,371
                                                     =========      ========


   Fully Diluted Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                       52,690        46,197
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              180           287
        Convertible Preferred Shares                       579           ---
        Common Shares Issuable                              42           ---
                                                     ---------      --------
     Fully Diluted Shares                               53,491        46,484
                                                     =========      ========

   Fully Diluted Earnings per Common Share           $     .26      $    .18
                                                     =========      ========

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                   Exhibit 11

                           Telephone and Data Systems, Inc.
                       Computation of Earnings Per Common Share
                       (in thousands, except per share amounts)

   Six Months Ended June 30,                            1994          1993
   ---------------------------------------------------------------------------

   Primary Earnings
     Net Income before cumulative effect
        of accounting changes                        $  24,544      $ 15,770
     Dividends on Preferred Shares                      (1,137)       (1,192)
                                                     ---------      --------
     Net income before cumulative effect
        of accounting changes applicable
        to Common                                       23,407        14,578
     Cumulative effect of accounting changes              (723)          ---
                                                     ---------      --------
     Net Income Available to Common                  $  22,684      $ 14,578
                                                     =========      ========

   Primary Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                       52,490        45,087
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              189           278
        Convertible Preferred Shares                        40           ---
        Common Shares Issuable                              39           ---
                                                     ---------      --------
     Primary Shares                                     52,758        45,365
                                                     =========      ========
   Primary Earnings per Common Share
     Net Income before cumulative effect
        of accounting changes                        $     .44      $    .32
     Cumulative effect of accounting changes              (.01)          ---
                                                     ---------      --------
     Net Income                                      $     .43      $    .32
                                                     =========      ========
   Fully Diluted Earnings*
     Net Income before cumulative effect
        of accounting changes                        $  24,544      $ 15,770
     Dividends on Preferred Shares                      (1,094)       (1,192)
                                                     ---------      --------
     Net income before cumulative effect
        of accounting changes applicable
        to Common                                       23,450        14,578
     Cumulative effect of accounting changes              (723)          ---
                                                     ---------      --------
     Net Income Available to Common                  $  22,727      $ 14,578
                                                     =========      ========

   Fully Diluted Shares
     Weighted average number of Common and Series A
        Common Shares Outstanding                       52,490        45,087
     Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              184           298
        Convertible Preferred Shares                       140           ---
        Common Shares Issuable                              39           ---
                                                     ---------      --------
     Fully Diluted Shares                               52,853        45,385
                                                     =========      ========

   Fully Diluted Earnings per Common Share
     Net Income before cumulative effect
        of accounting changes                        $     .44      $    .32
     Cumulative effect of accounting changes              (.01)          ---
                                                     ---------      --------
     Net Income                                      $     .43      $    .32
                                                     =========      ========

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.